                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEADLANDS MORTGAGE COMPANY
               (Names of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules  0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

         ----------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5.  Total fee paid:

         -----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:
                                -----------------------------------------------
     2.  Form Schedule or Registration Statement No.:
                                                     --------------------------
     3.  Filing Party:
                      ---------------------------------------------------------
     4.  Date Filed:
                    ------------------------------------------------------------

                          HEADLANDS MORTGAGE COMPANY
                    1100 Larkspur Landing Circle, Suite 101
                          Larkspur, California 94939
                                (415) 461-6790



                           ------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Headlands Mortgage Company:

     You are cordially invited to attend the Annual Meeting of Shareholders of Headlands Mortgage Company, a California corporation (the "Company"), to be held on Thursday, September 17, 1998 at 10:00 a.m., Pacific Daylight Time, at the Courtyard by Marriott, 2500 Larkspur Landing Circle, Larkspur, California 94939, for the following purposes:

     1. The of election Directors of the Company's Board of Directors to serve until the Company's Annual Meeting of Shareholders to be held in 1999 or until such directors' successors are elected and qualified;

     2. Ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ended December 31, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on August 3, 1998 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

     In order that your shares may be represented at the Annual Meeting, management requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                               By Order of the Board of Directors



                               PETER T. PAUL
                               President, Chief Executive Officer and Director
Larkspur, California
August 10, 1998



                  ------------------------------------------
                            YOUR VOTE IS IMPORTANT
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.
                  ------------------------------------------

                          HEADLANDS MORTGAGE COMPANY

                    1100 Larkspur Landing Circle, Suite 101
                          Larkspur, California 94939
                                (415) 461-6790
                           ------------------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 17, 1998


To Our Shareholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Headlands Mortgage Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, September 17, 1998 at 10:00 a.m. Pacific Daylight Time, at the Courtyard by Marriott, 2500 Larkspur Landing Circle, Larkspur, California 94939, and any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to shareholders beginning on or about August 10, 1998.

                              GENERAL INFORMATION

Solicitation of Proxies

     The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage house nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $3,500 plus reasonable out-of-pocket expenses.

Voting Rights

     Holders of shares of the Company's common stock, no par value ("Common Stock"), at the close of business on August 3, 1998, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 19,727,634 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Annual Meeting is required for election of a director, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of directors. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on items (i) and (ii) above.

Voting of Proxies

     Shares of the Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors and FOR the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     The management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein. To date, no shareholders' proposals have been received by the Company. However, if any other matter of which the management and Board of Directors of the Company are not now aware is presented properly to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

     The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy, or by attending the Annual Meeting and voting in person.

Annual Report

     The 1997 Annual Report including financial statements for the year ended December 31, 1997, which is being mailed to shareholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

                         ITEM 1--ELECTION OF DIRECTORS

     The nominees for the Company's Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominee for director listed below unless otherwise specified by the shareholder. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. The nominees listed below already serve as directors of the Company.

     The election to the Board of Directors of the nominees identified in the Proxy Statement will require the affirmative vote of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. The Board of Directors unanimously recommends that shareholders vote FOR the nominees identified below.

Nominees to Board of Directors

         Name                      Position with the Company
         ----                      -------------------------

     Peter T. Paul          President, Chief Executive Officer and Director

     Becky S. Poisson       Executive Vice President -- Operations and Director

     Gilbert J. MacQuarrie  Executive Vice President, Chief Financial Officer,
                            Secretary and Director

     Steven M. Abreu        Executive Vice President -- Production and Secondary
                            Marketing and Director

     Mark L. Korell         Director

     Leonard B. Auerbach    Director

     Mark E. Lachtman       Director

     Peter T. Paul, age 54, has been President, founder and major shareholder of the Company since it began operations in 1986. He also holds the position of Chief Executive Officer. Prior to founding the Company, he was Vice President of United Century Mortgage in California and was responsible for wholesale mortgage lending in several western states. From 1977 to 1980, Mr. Paul was Executive Vice President and director of Lindsey & Co. in charge of all its mortgage banking activities. Mr. Paul's substantial experience in the secondary mortgage market includes positions in the Secondary Mortgage Marketing Departments for Ticor and IMI, mortgage insurance companies, and as a GNMA salesman for Weeden & Co. Mr. Paul received a B.A. degree in business administration from the University of New Hampshire in 1967 and was awarded an M.B.A. degree from Boston University in 1971. Mr. Paul has 25 years experience in the mortgage banking industry and is a Director of the California Mortgage Bankers Association.

     Becky S. Poisson, age 49, is Executive Vice President -- Operations of the Company and has served in such capacity since January of 1994. From 1992 through 1993, Ms. Poisson was Senior Vice President, Operations. She oversees the day-to-day operations of the Company's underwriting, funding, branch operations, mortgage loan delivery, information services, servicing and Quality Assurance Department. Prior to joining the Company, Ms. Poisson was Vice President of Operations at Bank of San Francisco. From 1988 to 1990, Ms. Poisson was Vice President--Regional Underwriting Manager of Security Pacific National Bank, and from 1986 to 1988 she was Vice President of Asset Management of Unified Mortgage Company. From 1984 to 1986, Ms. Poisson was Vice President of Loan Acquisitions/Sales for Farmers' Savings Bank, and from 1974 to 1984, Ms. Poisson was responsible for all closing operations for Lindsey and Company, Inc. Ms. Poisson received a B.A. degree from the University of Wisconsin in 1971. Ms. Poisson has 23 years experience in the banking and mortgage banking industries.

     Gilbert J. MacQuarrie, age 43, is Executive Vice President, Chief Financial Officer and Secretary of the Company and has served in such capacities since 1997. From 1994 to 1997, Mr. MacQuarrie served as Senior Vice President, Chief Financial Officer and Secretary, and from 1987 to 1994 he served in both capacities of Controller and Assistant Controller of the Company. As head of the Company's Corporate Finance Group, Mr. MacQuarrie is responsible for accounting, treasury, finance and human resources. Mr. MacQuarrie received a B.A. degree from Sonoma State University and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

     Steven M. Abreu, age 33, is Executive Vice President -- Production and Secondary Marketing of the Company and has served in such capacity since 1997. Mr. Abreu was elected to serve as a director of the Company effective upon the pricing of the Company's initial public offering of its Common Stock in February

1998 (the "Initial Public Offering"). Mr. Abreu served as Senior Vice President, Production and Secondary Marketing since 1994 and 1996, respectively. He is responsible for all of the Company's production offices, national expansion and secondary marketing activities. Mr. Abreu served as Assistant Vice President of Secondary Marketing from 1988 to 1992. Prior to rejoining Headlands in 1994, Mr. Abreu was Vice President and Institutional Mortgage Bond Salesman for Donaldson, Lufkin & Jenrette. Mr. Abreu has a B.S. degree from the University of San Francisco.

     Mark L. Korell, age 50, was elected to serve as a director of the Company effective upon the pricing of the Company's Initial Public Offering. Mr. Korell is president and chief executive officer of Industrywide Mortgage Exchange ("IMX"), San Ramon, California, a software company which facilitates mortgage loan sales between loan originators and mortgage lenders. From 1995 to 1997, Mr. Korell served as group president and chief executive officer of Norwest Mortgage, Inc., Des Moines, Iowa, a nationwide mortgage lender and mortgage loan servicer. From 1993 to 1995, Mr. Korell served as president and chief executive officer of GMAC Mortgage Group, Minneapolis, Minnesota, and from 1986 to 1993, as president and chief executive officer of Residential Funding Corp., Minneapolis, Minnesota. Mr. Korell has a B.S. degree from the University of Wisconsin (Madison) and an M.B.A. degree from Stanford Business School.

     Leonard B. Auerbach, age 51, was elected to serve as a director of the Company effective upon the pricing of the Company's Initial Public Offering.
Mr. Auerbach is President of L, B, A and C, Inc., Orinda, California, which manages mortgage assets. Since 1979, Mr. Auerbach has been president of Auerbach Associates Inc., which provides quantitative and management consulting services to a variety of industries. From 1989 to 1997, Mr. Auerbach and L, B, A and C, Inc. served as general partners in Tuttle & Co., which manages mortgage pipeline origination risk and provides information services to the mortgage industry. Since 1987, Mr. Auerbach has served as a trustee of the Robertson Stephens Investment Trust, San Francisco, California, an investment trust of twelve publicly traded mutual funds. From 1973 to 1983, Mr. Auerbach served as a faculty member at University of California, Berkeley, Haas School of Business and from 1975 to 1990 was a full professor at St. Mary's College for both graduate and undergraduate business schools.

     Mark E. Lachtman, age 54, was elected to serve as a director of the Company effective upon the pricing of the Company's Initial Public Offering. Mr. Lachtman is president of First Capital Group, Inc., San Rafael, California, a mortgage brokerage company that he founded in 1983. He previously served as director of production for Fair, Isaac & Co., San Rafael, California, from 1978 to 1982. He is a founding director and currently treasurer of the California Association of Mortgage Brokers, North Bay Chapter. Mr. Lachtman has a B.A. degree in mathematics from the University of California (Berkeley) and a Ph.D. degree in mathematics from the University of Maryland.

Committees Of The Board

     Audit Committee. The Company established an Audit Committee effective upon the pricing of the Company's Initial Public Offering composed of Messrs. Korell, Auerbach, Lachtman and MacQuarrie and Ms. Poisson. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Company established a Compensation Committee effective upon the pricing of the Company's Initial Public Offering composed of the three outside directors. The Compensation Committee will determine the policies for compensation of the Company's executive officers, including the Chief Executive Officer, beginning with the 1998 fiscal year. In 1997 and prior fiscal years, as a privately owned company, the Company had no Compensation Committee and the compensation of its executive officers was determined by the directors, including Peter T. Paul.

Executive Compensation

     Management of the Company receives annual base salaries. Mr. Paul, Ms. Poisson, Mr. MacQuarrie and Mr. Abreu currently receive base salaries of $90,000, $120,000, $120,000 and $120,000, respectively. The base salaries may be raised at the discretion of the Compensation Committee. In addition, the Board of Directors has established a bonus incentive compensation plan for executive officers of the Company. This program permits the Board of Directors, in their discretion, to award cash bonuses annually to executive officers of the Company.

     The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 1995, 1996 and 1997 by the Company's Chief Executive Officer and its three other executive officers serving at the end of the last completed fiscal year.


                          SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                  ANNUAL COMPENSATION         SECURITIES
                                                -----------------------       UNDERLYING            OTHER
NAME AND PRINCIPAL POSITION      YEAR             SALARY($)  BONUS($)         OPTIONS(#)       COMPENSATION($)
---------------------------      ----           -----------------------     -------------     ----------------
Peter T. Paul.................    1997          $ 90,000      $510,287           --                  --
President and Chief Executive     1996            90,000       510,750           --                  --
Officer                           1995            90,000         8,000           --                  --

Becky S. Poisson..............    1997          $113,000      $100,000          70,000               --
Executive Vice President,         1996            94,000        30,000           --                  --
Operations                        1995            82,520        35,459           --                  --

Gilbert J. MacQuarrie.........    1997          $113,000      $100,000          70,000               --
Executive Vice President,         1996            94,000        30,000           --                  --
Chief Financial Officer and       1995            82,000        29,479           --                  --
Secretary

Steven M. Abreu...............    1997          $117,800      $100,000          70,000               --
Executive Vice President,         1996           100,800        30,000           --                  --
Production and Secondary          1995           104,800            --           --                  --
Marketing


     Option Grants

     The following table sets forth information concerning stock options granted during the 1997 fiscal year to each of the executive officers, adjusted to give effect to a 14,000-for-1 stock split effected immediately prior to the Initial Public Offering (the "stock split"). Each of the stock options to purchase Common Stock of the Company becomes exercisable as follows: 25% in July 1998 and 25% in July of each of the three years thereafter.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                              -------------------------------------------------------   ANNUAL RATES OF
                                NUMBER OF     % OF TOTAL                                  STOCK PRICE
                               SECURITIES    OPTIONS/SARS                                 APPRECIATION
                               UNDERLYING     GRANTED TO     EXERCISE OR                FOR OPTION TERM
                              OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION ---------------------
          NAME                  GRANTED(#)    FISCAL YEAR     ($/SH)(1)      DATE      5%($)       10%($)
          ----                ------------   ------------    -----------   ---------- ---------------------
Peter T. Paul..............         --             --            --            --          --           --
Becky S. Poisson...........       70,000         13.51%        $4.06         7/22/07    $178,500    $452,900
Gilbert J. MacQuarrie......       70,000         13.51%        $4.06         7/22/07     178,500     452,900
Steven M. Abreu............       70,000         13.51%        $4.06         7/22/07     178,500     452,900

-------------------
(1) Estimated fair market value on the date of grant, as determined by independent third-party appraisal.

     Option Exercises and Fiscal Year End Values

     No options were exercised during the 1997 fiscal year. The following table sets forth certain information with respect to the value of the options as of December 31, 1997 held by the named executive officers, adjusted to give effect to the stock split.

                          FISCAL YEAR END OPTION VALUE

                                                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                                             OPTIONS AS OF                    OPTIONS AS OF
                                                           DECEMBER 31, 1997               DECEMBER 31, 1997(1)
                                                       --------------------------       --------------------------
NAME                                                   EXERCISABLE  UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
----                                                   -----------  -------------       -----------  -------------
Peter T. Paul...................................         --              --               --              --
Becky S. Poisson................................         --             70,000            --            $555,800
Gilbert J. MacQuarrie...........................         --             70,000            --            $555,800
Steven M. Abreu.................................         --             70,000            --            $555,800

-----------------------------
(1) The dollar amounts set forth represent the difference between the initial public offering price of $12.00 per share and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

Compensation Of Directors

     Outside directors receive automatic stock options pursuant to the Company's Stock Option Plan. Upon pricing of the Initial Public Offering, each outside director was granted options to purchase 10,000 shares of Common Stock at the initial public offering price. None of the directors of the Company has received any separate compensation for service on the Board of Directors or on any committee thereof. The Company pays outside directors $10,000 per year. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

Employment Agreements

     The Company entered into employment agreements with Mr. Paul, Ms. Poisson, Mr. MacQuarrie and Mr. Abreu. Each agreement provides for a term through December 31, 1999 and will be automatically extended for an additional year at the end of each year of the agreement, unless either party provides a prescribed prior written notice to the contrary. Each agreement provides for an annual base salary and for participation by the subject officer in the bonus incentive compensation plan. Each employment agreement provides for the subject officer to receive his or her base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each employment agreement also provides for the subject officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the subject officer resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount equal to two times the combined salary and bonus for the last fiscal year. Section 280G of the Code may limit the deductibility of such payments by the Company for federal income tax purposes. Each employment agreement also contains a "non-compete" provision prohibiting the subject officer from competing with the Company for a period of one year following termination of employment following the Company's termination of the subject officer without cause or resignation of the subject officer for "good reason" (including a "Change of Control"). In addition, all outstanding options and Awards granted to the subject officer under the Stock Option Plan shall immediately vest upon his or her termination without cause or termination for "good reason" (including upon a "Change of Control"). "Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 25% of the Company's capital stock, subject to certain limitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of June 30, 1998, by each person known to the Company to beneficially own more than five percent of the Company's Common Stock.


                                                                        SHARES BENEFICIALLY
                                                                               OWNED
                                                                        AS OF JUNE 30, 1998
                                                                        -------------------
                                                                      NUMBER          PERCENT
                                                                      ------          -------
              Paul Family Group
              1100 Larkspur Landing Circle, Suite 101
              Larkspur, California 94939
              Peter T. Paul(1)(2)..............................        10,500,100       53.2
              Jessica M. Paul(3)...............................         1,680,100        8.5
              Daniel W. Paul(3)................................           840,000        4.3
              Gilbert J. MacQuarrie(3).........................           858,088        4.3
              Paul Family Group (exclusive
                   of the Voting Trust)........................         8,400,200       42.6

              Hart Family Group
              100 Larkspur Landing Circle, Suite 110
              Larkspur, California 94939
              Dennis M. Hart...................................         1,400,000        7.1
              Katherine E. Hart................................           700,000        3.5
              Hart Family Group................................         2,100,000       10.6

              Wellington Management Co.........................         2,011,800       10.2
              75 State Street
              Boston, Massachusetts 02109

              Edgemont Asset Management Corp...................         2,000,000       10.1
              140 East 45th Street, 43rd Floor
              New York, New York 10004

              Scudder Kemper Investments.......................           990,000        5.0
              Two International Pl.
              Boston, Massachusetts 02110

--------------------------
(1) Pursuant to a Voting Trust Agreement dated September 15, 1997, all of the shares of Common Stock of the Company outstanding prior to the Initial Public Offering were transferred to Mr. Peter T. Paul, as Voting Trustee, 1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939, with certain voting and investment powers. The Voting Trust Agreement will terminate on September 30, 2000.
(2) Peter T. Paul beneficially owns, through a living trust, 6,720,000 shares of Common Stock of the Company.
(3) Jessica M. Paul, daughter of Peter T. Paul, beneficially owns 1,680,000 shares of Common Stock of the Company held in two trusts for her benefit. Daniel W. Paul, her uncle, and Gilbert J. MacQuarrie, the Company's Executive Vice President, Chief Financial Officer and Secretary, each serve as a trustee for one of those trusts, with sole voting and investment power with respect to the trust assets. The total shown for Gilbert J. MacQuarrie also includes 17,500 shares issuable pursuant to vested stock options.

Security Ownership By Directors And Management

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of June 30, 1998, by (i) each director, (ii) the Company's executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                                             SHAPES BENEFICIALLY
                                                                                    OWNED
                                                                             AS OF JUNE 30, 1998
                                                                            --------------------
           NAME OF BENEFICIAL OWNER                                         NUMBER       PERCENT
           ------------------------                                         --------   ---------
           Peter T. Paul(1)..........................................      10,500,100      53.2
           Becky S. Poisson(2).......................................          17,696         *
           Gilbert J. MacQuarrie(2)(3)...............................         858,088       4.3
           Steven M. Abreu(2)........................................          22,500         *
           Leonard B. Auerbach.......................................           2,000         *
           Mark E. Lachtman..........................................           3,800         *
           Mark L. Korell............................................           1,000         *
           Directors and Executive Officers as a group
                (7 persons)(4).......................................      11,405,184      57.7

-------------------------
*    Less than one percent.
(1)  See footnotes (1) and (2) to previous table.
(2)  Includes 17,500 shares issuable to vested stock options.
(3)  See footnote (3) to previous table.
(4)  Includes 52,500 shares issuable pursuant to vested stock options.

Certain Relationships And Related Transactions

     Notes Payable To Shareholders

     The Company was incorporated in California and commenced its mortgage banking business in 1986. From inception of operations, the Company conducted certain of its business activities through a contractual arrangement with First California Mortgage Company ("FCMC"). This arrangement was embodied in an Agency Agreement dated December 11, 1992 (the "Agency Agreement").

     In 1993, the Company took steps to conduct all of its business activities independently of FCMC through its own personnel and facilities in order to facilitate the full implementation of its business strategy. In particular, the Company entered into a Warehouse Facility in 1993 to enable it to fund its own originations. Additionally, the Company commenced a transfer of servicing rights from the FCMC servicing center to the Company's Servicing Center which was substantially completed in 1994.

     Following completion of the steps described above permitting the Company to operate independently of FCMC, a number of disputes arose between the Company, FCMC and its successor in interest, Mortgage Service America Co. ("MSA"). At approximately the same time, litigation ensued between Peter T. Paul ("PTP") and Dennis M. Hart ("DMH") and between the Company and DMH in which the Company and PTP alleged that loans previously made to DMH by the Company and PTP were due and owing. These disputes and the litigation were resolved pursuant to two settlement agreements (the "Settlement Agreements") which were finalized in July 1996.

     The FCMC and Headlands Settlement and Mutual Release Agreement resolved the dispute between the Company and FCMC over the amounts and rights related to certain inter-company receivables and payables, and the Headlands Shareholders Settlement and Mutual Release Agreement resolved the disputes arising between PTP, DMH and the Company.

     Among the conditions of settlement, PTP agreed to make a loan to the Company, the repayment of which would be subordinated to the lenders under the warehouse lines of credit as required by such lenders. At the closing, PTP and his daughter, Jessica M. Paul ("JMP") made loans to the Company pursuant to unsecured promissory notes. At December 31, 1997, the principal amount of the notes totaled $9,670,000 and interest expense on the notes was $0.9 million during 1997. The notes bore interest at a variable rate equal to LIBOR for one-year deposits, plus 5.0%. At December 31, 1997, the accrued and unpaid interest was $0.9 million. The notes were to mature on June 29, 2000, but were repaid in full from the proceeds of the Initial Public Offering.

Termination Of S Corporation Status And Tax Indemnification Agreement

     From inception of operations, the Company elected to be treated for federal income tax purposes as an S corporation under Subchapter S of the Code, and as an S corporation for certain state corporate income tax purposes under certain comparable state laws. As a result, the Company's historical earnings have been taxed directly to the Company's shareholders, at their individual federal and state income tax rates, rather than to the Company (except for certain state taxes). On January 31, 1998 the Company's S corporation status was terminated and the Company became fully subject to federal and state income taxes. At that time, the Company recorded a deferred tax liability on its balance sheet in the amount of $18,487,000, which represents timing differences between tax and book accounting relating principally to recognition of gains on sales of mortgage loans.

     From inception through January 31, 1998, the Company made distributions to its shareholders (the "Sub S Shareholders") of a portion of the Company's income to permit the shareholders to pay their taxes on such income. The aggregate amount of distributions to Sub S Shareholders, however, was less than the aggregate amount of taxable income of the Company during this period. The amount of this previously earned and undistributed taxable income (including estimated taxable income up to January 31, 1998, with provision for adjustment based on final numbers) (the "Shareholders Distribution Amount") will be distributed to the Sub S

Shareholders out of the net proceeds of the Initial Public Offering. The Shareholders Distribution Amount is estimated to be approximately $13,748,000.

     The Company and the Sub S Shareholders have entered into a tax indemnification agreement (the "Tax Agreement") relating to their respective income tax liabilities. Because the Company is fully subject to corporate income taxation after the termination of the Company's S corporation status, any reallocation of income and deductions between the period during which the Company was treated as an S corporation and the period during which the Company is subject to corporate income taxation may increase the taxable income of one party while decreasing that of another party. Accordingly, the Tax Agreement is intended to assure that taxes are borne either by the Company or the Sub S Shareholders to the extent that such parties received the related income. The Tax Agreement generally provides that, if an adjustment is made to the taxable income of the Company for a year in which it was treated as an S corporation, each party will indemnify the other against any increase in the indemnified party's income tax liability (including interest and penalties and related costs and expenses) with respect to such tax year to the extent such increase results in a related decrease in the income tax liability of the indemnifying party (whether with respect to the year of the adjustment or over future years). However, the Tax Agreement specifically provides that the Sub S Shareholders will not be responsible for any portion of the deferred tax liability recorded on the balance sheet of the Company upon termination of the S corporation status. The Company will also indemnify the Sub S Shareholders for all taxes imposed upon them as the result of an indemnification payment under the Tax Agreement. In no event, however, will the Company be obligated to make indemnification payments under the Tax Agreement if such payments, together with the aggregate of prior payments, would exceed the amount of the deferred tax liability recorded by the Company on the balance sheet of the Company at the time of the termination of the Company's S corporation status. Any payment made by the Company to the Sub S Shareholders pursuant to the Tax Agreement may be considered by the Internal Revenue Service or state taxing authorities to be non-deductible by the Company for income tax purposes. Neither parties' obligations under the Tax Agreement are secured, and, as such, there can be no assurance that the Sub S Shareholders or the Company will have funds available to make any payments which may become due under the Tax Agreement.

Other Business Transactions With Management

     The Company had accounts receivable from Headlands Insurance Agency of $118,000 and $56,000 at December 31, 1997 and 1996, respectively. The Company had accounts payable due from Marin Conveyancing Corp. of $56,000 at December 31, 1997 and accounts receivable of $58,000 at December 31, 1996. The Company provided administrative services to these related parties, and received fees (included in production income) of $270,000 and $240,000 during the years ended December 31, 1997 and 1996, respectively.

Other Business Transactions With Directors

     Leonard B. Auerbach, who became a director of the Company on February 4, 1998, was a general partner of Tuttle & Co. from April 1989 until July 1997. During 1997, the Company paid Tuttle & Co. for various hedging and other advisory services a total of $472,426.00.

            ITEM 2--RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to the year ending December 31, 1998. The Board of Director's selection of KPMG Peat Marwick LLP for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. To the Company's knowledge, neither KPMG Peat Marwick LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting.

                                OTHER BUSINESS

     The Board of Directors knows of no other matters which may be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

                  SHAREHOLDER PROPOSALS--1999 ANNUAL MEETING

     Shareholders are entitled to present proposals for action at a forthcoming shareholder's meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received at the Company's offices on or before April 12, 1999 in order to be considered for inclusion in the Company's proxy statement and form proxy relating to such meeting.


                               BY ORDER OF THE BOARD OF DIRECTORS


                               Peter T. Paul
                               President, Chief Executive Officer and Director

Larkspur, California
August 10, 1998

                          HEADLANDS MORTGAGE COMPANY
                                REVOCABLE PROXY
           For Annual Meeting of Shareholders on September 17, 1998
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Peter T. Paul, Becky S. Poisson, Gilbert J. MacQuarrie and Steven M. Abreu, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote, as designated on the reverse side of this proxy, all shares of the Common Stock of Headlands Mortgage Company (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held at 1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939, on September 17, 1998 at ________, Pacific Daylight Time, and at any and all adjournments thereof.

     BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF HEADLANDS MORTGAGE COMPANY IN A FIDUCIARY, CUSTODIAL OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

           The Board recommends a vote FOR each of the listed items

Item 1 - ELECTION OF DIRECTORS.

 [_] FOR the nominees [_] WITHHOLD authority to vote [_] WITHHOLD all nominees.
     listed below.        for the nominee(s) lined
                          through below.

                Nominees:  Peter T. Paul            Mark L. Korell
                           Becky S. Poisson         Leonard Auerbach
                           Gilbert J. MacQuarrie    Mark E. Lachtman
                           Steven M. Abreu

Item 2 - RATIFICATION OF KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

               [_]   FOR      [_] AGAINST    [_]  ABSTAIN

                               UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED ITEMS AND IN THE DISCRETION OF THE PROXYHOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS OF HEADLANDS MORTGAGE COMPANY AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.

                               Date:        , 19
                                    -------     --

                               ----------------------------------------------
                               Signature

                               ----------------------------------------------
                               Signature


                               (Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

                               Please complete, sign and date this proxy and return it in the enclosed envelope.